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                                                                    EXHIBIT 2.5

                           NON-COMPETITION AGREEMENT
                           -------------------------


          AGREEMENT, dated as of February 12, 1997 (the "Agreement"), by and among Vitalink Pharmacy Services, Inc., a Delaware corporation ("Vitalink"), Manor Care, Inc., a Delaware corporation ("Manor Care") and New GranCare, Inc., a Delaware corporation ("New GranCare").


                                    RECITALS

          WHEREAS, in accordance with the terms of an Amended and Restated Agreement and Plan of Distribution dated September 3, 1996 (the "Distribution Agreement") between GranCare, Inc. and New GranCare, the Skilled Nursing Businesses currently conducted by GranCare Inc., a California corporation ("GranCare"), will be restructured such that all such businesses will be held by New GranCare (capitalized terms used herein and not defined shall have the meaning set forth in the Distribution Agreement); and

          WHEREAS, pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated September 3, 1996 between Vitalink and GranCare, Vitalink and GranCare will combine their respective pharmacy businesses and GranCare will be merged with and into Vitalink (the "Merger") with Vitalink the surviving corporation; and

          WHEREAS, pursuant to the Distribution Agreement, immediately prior to the Merger the stockholders of GranCare will receive as a dividend one share of common stock of New GranCare for each share of GranCare common stock currently held by them as of the Distribution Record Date; and

          WHEREAS, to induce GranCare to enter into the Merger Agreement and the Distribution Agreement, Manor Care, New GranCare and Vitalink have agreed to enter into this Agreement for the purpose of regulating, for a period of three years from the Effective Time, certain aspects of their business relationships;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:
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                                   ARTICLE I

                      NON-COMPETITION - PHARMACY BUSINESS


          Section 1.1 Non-competition.  Manor Care and New GranCare acknowledge
                      ---------------
that: the principal business of Vitalink is, and will be following the Merger, the institutional pharmacy business (the "Institutional Pharmacy Business"), the Institutional Pharmacy Business of Vitalink is national in scope and Vitalink will suffer substantial and irreparable harm in the event Manor Care or New GranCare should engage in the Institutional Pharmacy Business in competition with Vitalink. Accordingly, for a period of three years from the Effective Time neither Manor Care nor New GranCare will, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any person (other than Vitalink) that is engaged in the Institutional Pharmacy Business in the United States, other than temporarily as provided in
Section 1.3 hereof.

          Section 1.2 Severability.  Manor Care and New GranCare acknowledge
                      ------------
that the restricted period of time and geographical area under Section 1.1 hereof are reasonable, in view of the nature of the Institutional Pharmacy Business, the knowledge of Manor Care and New GranCare of the Institutional Pharmacy Business and transactions contemplated by the Distribution Agreement and the Merger Agreement. Notwithstanding the foregoing, if any provision, or any part thereof, of this Article I is held to be unenforceable because of the duration thereof or the area covered thereby, the parties agree that the court making the determination shall have the power to reduce the duration or the area of such provision or to delete specific words or phrases, and in its reduced or amended form such provision shall then be enforceable and enforced.

          Section 1.3 Option to Purchase.
                      -------------------

          (a) Vitalink recognizes that Manor Care and New GranCare each (as it has in the past) may in the future acquire healthcare businesses (an "Acquisition") which also include an Institutional Pharmacy Business or an interest therein, the ownership or possession of which would violate the terms of Section 1.1 hereof. Vitalink agrees that Manor Care or New GranCare may make such an Acquisition so long as it complies with the terms of this Section 1.3. The proposed acquiror (Manor Care or New GranCare, as the case may be, the "Acquiror") shall, not less than 30 days prior to the proposed closing date of the Acquisition, give written notice (the "Purchase Notice") to Vitalink of the terms of such Acquisition including, the identity of the seller (the "Seller") and the proposed purchase price for the Acquisition and audited historical financial statements of the Acquisition and of the Institutional Pharmacy Business portion of the Acquisition for a period of three fiscal years

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prior to the Acquisition to the extent available and otherwise unaudited financial statements. The purchase price for the Institutional Pharmacy Business to be paid by Vitalink shall be the price specified by the Acquiror ("Purchase Price") in the Purchase Notice, which price shall not exceed an amount equal to 120 percent of the product of (i) the earnings before interest, taxes, depreciation and amortization for the most recent fiscal year determined in accordance with generally accepted accounting principles consistently applied ("EBITDA") as reflected in the most recent annual financial statement of the Institutional Pharmacy Business portion of the Acquisition and (ii) a fraction, the numerator of which is the aggregate purchase price for the Acquisition and the denominator of which is the EBITDA for the most recent fiscal year as reflected in most recent annual financial statement of the Acquisition. Vitalink shall have the right to purchase the Institutional Pharmacy Business portion of the Acquisition by giving written notice to the Acquiror within 15 business days following receipt of the Purchase Notice. Vitalink and the Acquiror shall negotiate in good faith regarding the other terms of the purchase of such Institutional Pharmacy Business by Vitalink with reference to the manner and under the terms and conditions as the Acquisition and shall execute such documents reasonably required to document such purchase.

          (b) In the event Vitalink elects not to purchase such Institutional Pharmacy Business at the Purchase Price, the Acquiror nonetheless may complete the Acquisition but use its commercially reasonable efforts to divest itself of such Institutional Pharmacy Business within one year of the closing of the Acquisition. In such event, the Acquiror may divest such Institutional Pharmacy Business without further obligation to Vitalink at a price payable in cash that equals or exceeds the Purchase Price provided that the Institutional Pharmacy Business is otherwise being sold on the same terms as it had been proposed to be sold to Vitalink.

          (c) In the event that Acquiror determines to sell such Institutional Pharmacy Business for a price less than the Purchase Price, the Acquiror shall give prompt written notice to Vitalink (the "Sale Notice"), which Sale Notice shall contain (i) the proposed minimum sale price and (ii) all other material terms and conditions of the proposed sale. Each Sale Notice shall be deemed and irrevocable offer to sell, on the terms set forth in such Sale Notice and herein, such Institutional Pharmacy Business and Vitalink will have the irrevocable and exclusive option, as hereinafter provided, to buy on the terms set forth in such Sale Notice and herein, such Institutional Pharmacy Business. Within 10 business days following receipt by Vitalink of the Sale Notice, Vitalink shall give written notice to the Acquiror if Vitalink elects to purchase such Institutional Pharmacy Business (the "Acceptance Notice"). If the Acquiror does not receive the Acceptance Notice from Vitalink within such ten business-day period, Vitalink shall be deemed to have declined to purchase such Institutional Pharmacy Business and the

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Acquiror shall be free to sell such Institutional Pharmacy Business at a price equal to or exceeding the price and on the terms specified in the Sale Notice. If Vitalink elects to purchase such Institutional Pharmacy Business, the Acceptance Notice shall be deemed to be an irrevocable commitment to purchase such Institutional Pharmacy Business on the terms set forth in such Sale Notice and herein. Upon exercise of Vitalink's right of first offer pursuant to this
Section 1.3(c), the Acquiror and Vitalink shall be legally obligated to consummate the purchase and sale contemplated thereby. The Acquiror and Vitalink shall negotiate in good faith regarding the other terms of the purchase and shall use all commercially reasonable efforts to secure any approvals required in connection therewith and to close such purchase and sale as soon as reasonably practicable.

          (d) The parties hereto agree that the acquisition after the Time of Distribution by New GranCare of the businesses code-named "Project Balloon" shall be exempt from this Article I.


                                  ARTICLE II

                  NON-COMPETITION-SKILLED NURSING BUSINESSES


          Section 2.1 Non-competition.  Vitalink acknowledges that: one of the
                      ---------------
principal businesses of each of Manor Care and New GranCare is the construction and management of skilled nursing facilities (the "Skilled Nursing Business"); that the Skilled Nursing Business of Manor Care and New GranCare is national in scope and that Manor Care and New GranCare will suffer substantial and irreparable harm in the event Vitalink should enter into competition with Manor Care and New GranCare. Accordingly, for a period of three years from the Effective Time Vitalink will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any business that is engaged in the Skilled Nursing Business in the United States, other than temporarily as provided in Section 2.3 hereof.

          Section 2.2 Severability.  Vitalink acknowledges that the restricted
                      ------------
period of time and geographical area under Section 2.1 hereof are reasonable, in view of the nature of the Skilled Nursing Business, the knowledge of Vitalink of the Skilled Nursing Business and transactions contemplated by the Distribution Agreement and the Merger Agreement. Notwithstanding the foregoing, if any provision, or any part thereof, of this Article II is held to be unenforceable because of the duration thereof or the area covered thereby, the parties agree that the court making the determination shall have the power to reduce the duration or the area of such provision or to delete specific words or phrases, and in its reduced or amended form such provision shall then be enforceable and enforced.

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          Section 2.3 Notification.  Vitalink hereby agrees that, in the event
                      ------------
it acquires assets associated with the Skilled Nursing Business, or a company engaged in the Skilled Nursing Business, as a result of the acquisition of one or more businesses not in the Skilled Nursing Business, it will notify Manor Care and New GranCare upon its acquisition thereof of the nature of such assets or company. Vitalink also agrees that it will divest itself of such assets or company within one year of the acquisition thereof.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


          Section 3.1 Representations and Warranties of Manor Care.  Manor Care
                      --------------------------------------------
is duly organized, validly existing in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Manor Care has the requisite corporate power and other authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Manor Care and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Manor Care. This Agreement has been duly executed and delivered by Manor Care and constitutes a valid and binding obligation of Manor Care enforceable against it in accordance with its terms.

          Section 3.2 Representations and Warranties of Vitalink.  Vitalink is
                      ------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Vitalink has the requisite corporate power and other authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Vitalink and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Vitalink. This Agreement has been duly executed and delivered by Vitalink and constitutes a valid and binding obligation of Vitalink, enforceable against it in accordance with its terms.

          Section 3.3 Representations and Warranties of New GranCare.  New
                      ----------------------------------------------
GranCare is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. New GranCare has the requisite corporate power and other authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by New GranCare and the consummation of the transactions contemplated hereby have been

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duly authorized by all necessary corporate action on the part of New GranCare.
This Agreement has been duly executed and delivered by New GranCare and constitutes a valid and binding obligation of New GranCare, enforceable against it in accordance with its terms.


                                   ARTICLE IV

                                 MISCELLANEOUS


          Section 4.1 Governing Law.  This Agreement shall be governed by the
                      -------------
laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          Section 4.2 Binding Effect.  This Agreement shall be binding on and
                      --------------
inure to the benefit of the parties hereto and their respective legal representatives, successor and assigns. Nothing in this Agreement, expressed or implied is intended to confer on any persons other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 4.3 Notices, Etc.  All notices and other communications
                      ------------
hereunder shall be in writing and shall be delivered in the manner and at the address (unless subsequently notified to the contrary in the manner provided therein) as provided in the Merger Agreement (in the case of Manor Care and Vitalink) and in the Distribution Agreement (in the case of New GranCare).

          Section 4.4 Counterparts.  This Agreement may be executed in two or
                      ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 4.5 Amendment.  This Agreement may be amended, modified or
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supplemented only with the written agreement of Vitalink, New GranCare and Manor
Care.

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          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date above written.


                                       MANOR CARE, INC.


                                       By: /s/ James H. Rempe
                                           ------------------------------------
                                           Name: James H. Rempe
                                           Title: Senior Vice President



                                       VITALINK PHARMACY SERVICES, INC.


                                       By: /s/ Scott T. Macomber
                                           ------------------------------------
                                           Name: Scott T. Macomber
                                           Title: Vice President, Finance



                                       NEW GRANCARE, INC.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

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